UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a Party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

3M Company

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1) Title of each class of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4) Proposed maximum aggregate value of transaction:
5) Total fee paid:
☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
1) Amount previously paid:
2) Form, Schedule or Registration Statement No.:
3) Filing Party:
4) Date Filed:

As an investor in this security, you have the right to vote on important issues.
Make your voice heard now!

Vote Common Shares by:
May 11, 2020

Vote Plan Shares by:
May 10, 2020

Control Number:
0123456789012345

Ways to Vote
Go to ProxyVote.com
Call 1-800-690-6903

This email represents the following share(s):

3M COMPANY-COMMON	123,456,789,012.00000
3M COMPANY - 401K	123,456,789,012.00000
3M COMPANY - ESOP	123,456,789,012.00000
3M COMPANY - COMMON	123,456,789,012.00000
3M COMPANY	123,456,789,012.00000
3M COMPANY-401K	123,456,789,012.00000
3M COMPANY-ESOP	123,456,789,012.00000
3M COMPANY-COMMON	123,456,789,012.00000

As a 3Mer and shareholder, you contribute to 3M's business growth and financial strength, you share in the risk and rewards, and you benefit from our Company's success. We encourage you to both understand and vote on the proposals being considered at this year's Annual Meeting.

In this email you'll find the materials you need: Notice of the Annual Meeting and Proxy Statement, the 2019 Annual Report and helpful instructions. Your vote is very important; please enter it as soon as possible.

This year's Annual Meeting of Shareholders will be held at 8:30 a.m., Central Daylight Time, on Tuesday, May 12, 2020 at the Archer Hotel, 3121 Palm Way, Austin, Texas. Like last year, on the meeting day, we will provide a live webcast so you can listen to the business portion of the meeting by visiting http://investors.3M.com.

If you plan to attend the meeting in person, you will need to pre-register and print your admission ticket at Proxyvote.com as further described below.

We are actively monitoring the coronavirus (COVID-19) situation. In the event it is not possible or advisable to hold our Annual Meeting in person, we will publicly announce, as soon as practicable before the meeting, a determination to hold the meeting solely by means of remote communication online. In that event, you or your proxyholder could participate, vote and examine the list of shareholders of record by accessing a designated website using your 16-digit control number. Please monitor our investor relations website at https://investors.3m.com for updated information.

Thank you all for your contributions!

Mike Roman
Chairman of the Board, President and CEO

Important Materials: Proxy Statement Annual Report

For holders as of March 17, 2020

Why Should I Vote? Make your voice heard on critical issues like board elections and executive compensation. The outcome of the vote can affect the value of your shares.

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ProxyVote and Broadridge are trademarks of Broadridge Financial Solutions Inc. CUSIP is a registered trademark of the American Bankers Association. All other registered marks belong to their respective owners.

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